Exhibit 3.1

SECOND AMENDED AND RESTATED
BY-LAWS OF TUTOR PERINI CORPORATION
As amended through November 18, 2009

SECTION 1. Articles of Organization

     These Second Amended and Restated By-Laws (“By-Laws”) shall be subject to the provisions of the articles of organization of the corporation, as amended and in effect from time to time.

SECTION 2. Shareholders

     2.1 Annual Meeting. The annual meeting of the shareholders shall be held within six (6) months after the end of the fiscal year of the corporation, at the hour, date and place which is fixed by the board of directors, the chairman of the board or the president.

     2.2 Special Meeting in Place of Annual Meeting. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the shareholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting and in such case all references in these By-Laws to the annual meeting of the shareholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 2.3.

     2.3 Special Meetings. Special meetings of shareholders may be called by the chairman of the board, by the president or by the board of directors. Special meetings shall be called by the clerk, or in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more shareholders who hold at least forty percent (40%) in interest of the capital stock entitled to vote at such meeting.

     2.4 Place of Meetings. Meetings of the shareholders may be held anywhere within the United States at such place as shall be fixed by the chairman of the board, the president or the directors. Any adjourned session of any meeting of the shareholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

     2.5 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten (10) but no more than sixty (60) days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, by law, by the articles of organization or by these By-Laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by the secretary or an assistant secretary. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

     2.6 Quorum of Shareholders. At any meeting of the shareholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two (2) or more classes or series of stock are entitled to vote as separate classes or series, then in the case of each such class or series a quorum shall consist of a majority in interest of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the articles of organization or by these By-Laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.7 Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of organization or by these By-Laws. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

     2.8 Voting. Except as otherwise provided in the articles of organization, shareholders entitled to vote shall have one (1) vote for each share of stock entitled to vote held by them of record according to the records of the corporation. The corporation shall not, directly or indirectly, vote any share of its own stock.

     2.9 Matters to be considered at Annual Meeting. At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, a majority of the board of directors or (b) by any holder of record (both as of the time notice of such proposal is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation’s capital stock entitled to vote at such annual meeting who complies with the procedures set forth in this Section 2.9. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the clerk of the corporation, and such shareholder or his representative must be present in person at the annual meeting. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred eighty (180) days prior to the anniversary of the annual meeting immediately preceding the annual meeting at which the proposal is proposed to be acted upon (the “Anniversary Date”); provided, however, that if the annual meeting in any year is scheduled to be held on a day which is more than seven (7) days earlier than the Anniversary Date, then notice by a shareholder to be timely must be so delivered or received not later than the close of business on (a) on the twentieth (20th) day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than seventy-five (75) days prior to the scheduled date of such meeting, then the later of (i) the twentieth (20th) day following the first to occur of such notice or such public disclosure or (ii) the seventy-fifth (75th) day prior to such scheduled date of such meeting. A shareholder’s notice to the clerk shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s stock transfer books, of the shareholder proposing such business and of the beneficial owners (if any) of the stock registered in such shareholder’s name and the name and address of other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder’s notice, (c) the class and number of shares of the corporation’s capital stock which are beneficially owned by the shareholder and such beneficial owners (if any) on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder's notice, and (d) any financial interest of the shareholder in such proposal.

     If the board of directors, or a designated committee thereof, determines that any shareholder proposal was not timely made in accordance with the terms of this Section 2.9, such proposal shall not be presented for action at the annual meeting in question. If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this section in any material respect, the clerk of the corporation shall promptly notify such shareholder of the deficiency in the notice. Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the clerk within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 2.9 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

     Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any shareholder proposal as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Section 2.9, he shall so declare at the annual meeting. If the presiding officer determines that a shareholder proposal was not made in accordance with the provisions of this Section 2.9, he shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 2.9.

     2.10 Action by Writing. Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

     2.11 Proxies. Shareholders entitled to vote may vote either in person or by proxy. Any proxy must be in writing and must be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted. No proxy dated more than six (6) months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at the meeting named therein and at any adjournment of such meeting, but no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by any one of them unless, at or prior to exercise of the proxy, the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     2.12 Postponement or Adjournment of Annual or Special Meeting. The board of directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of shareholders. The presiding officer at all annual or special meetings of shareholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 2.6. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

SECTION 3. Board of Directors

     3.1 Election, Number and Qualification.

          (a) During any time that the corporation is subject to Section 8.06 of Chapter 156D of the Massachusetts General Laws (“Section 8.06”), (i) the number of directors (which shall not be less than three (3) or less than the number of shareholders, if less than three (3)) shall be determined and increased or decreased from time to time only by vote of the board of directors and (ii) the directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified with respect to the term for which they generally hold office, pursuant to the terms of Section 8.06.

          (b) During any time that the corporation is not subject to Section 8.06, (i) the number of directors shall be determined and increased or decreased from time to time only by vote of the board of directors, except that the board of directors may be enlarged by the shareholders at any meeting, provided that the vacancies created by such an enlargement shall be filled in accordance with Section 6 and (ii) except as otherwise provided by law, by the articles of organization or by these By-Laws, directors shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified.

          (c) No director need be a shareholder. No decrease in the number of directors shall shorten the term of any incumbent director.

     3.2 Powers; Issuance of Stock. Except as reserved to the shareholders by law, by the articles of organization or by these By-Laws, the business of the corporation shall be managed by the directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the board of directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the board of directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

     3.3 Committees. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the articles of organization or by these By-Laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its meetings shall be called, notice given or waived, its business conducted, or its action taken as nearly as may be the same manner as is provided by these By-Laws with respect to meetings or for the conduct of business or the taking of action by the directors. All members of such committees shall hold such offices at the pleasure of the board of directors. The board of directors may abolish any such committee at any time. Any committee to which the board of directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the board of directors. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     3.4 Meetings. Regular meetings of the directors, including the first meeting of the board following the annual meeting of the shareholders, may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, the vice chairman of the board, the president, the treasurer or by the directors, notice thereof being given to each director by the clerk or an assistant clerk or by the secretary or an assistant secretary or by the officer or the directors calling the meeting. Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

     3.5 Notice. It shall be sufficient notice to a director to send notice by mail at least forty-eight (48) hours or by telegram at least twenty-four (24) hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     3.6 Quorum. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     3.7 Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action except when a larger vote is required by law, by the articles of organization or by these By-Laws.

     3.8 Action by Writing. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if a written consent thereto is signed by all the directors and such written consent is filed with the records of the meetings of the directors. Such consent shall be treated for all purposes as a vote at a meeting.

     3.9 Nomination of Directors. Nominations of candidates for election as directors of the corporation at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the board of directors or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation’s capital stock entitled to vote at such meeting who complies with the procedures set forth in this Section 3.9. Any shareholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.9 shall be eligible for election as directors at an annual meeting of shareholders.

     Nominations, other than those made by, or at the direction of, the board of directors, shall be made pursuant to timely notice in writing to the clerk of the corporation as set forth in this Section 3.9. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than seventy-five (75) days nor more than one hundred eighty (180) days prior to the Anniversary Date; provided, however, that if the annual meeting in any year is scheduled to be held on a day which is more than seven (7) days earlier than the Anniversary Date then notice by a shareholder to be timely must be so delivered or received not later than the close of business on (a) the twentieth (20th) day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than seventy-five (75) days prior to the scheduled date of such meeting, then the later of (i) the twentieth (20th) day following the first to occur of such notice or such public disclosure or (ii) the seventy-fifth (75th) day prior to such scheduled date of such meeting. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years and (iii) the class and number of shares of the corporation’s capital stock which are beneficially owned by such person on the date of such shareholder notice and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s stock transfer books, of such shareholder and of the beneficial owners (if any) of the stock registered in such shareholder’s name and the name and address of other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder’s notice and (ii) the class and number of shares of the corporation’s capital stock which are beneficially owned by such shareholder and such beneficial owners (if any) on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the board of directors for election as a director at an annual meeting shall furnish to the clerk of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

     No person shall be elected by the shareholders as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.9. If the board of directors, or a designated committee thereof, determines that any shareholder nomination was not timely made in accordance with the terms of this Section such nomination shall not be considered at the annual meeting in question. If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 3.9 in any material respect, the clerk of the corporation shall promptly notify such shareholder of the deficiency in the notice. Such shareholder shall have an opportunity to cure the deficiency by providing additional information to the clerk within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall determine. If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 3.9 in any material respect, such nomination shall not be considered at the annual meeting in question.

     Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations by a shareholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 3.9. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting and such nomination shall be disregarded.

     3.10 Lead Outside Director. The board of directors shall include a lead outside director. The lead outside director shall be an independent director and shall be elected by a majority of the independent directors. The lead outside director shall have such duties and powers as shall be determined from time to time by the board of directors.

SECTION 4. Officers and Agents

     4.1 Enumeration and Qualification. The officers of the corporation shall be a chief executive officer, a chairman of the board, a president, a treasurer, a clerk, a secretary and such other officers, including a vice-chairman of the board and one or more vice-presidents, as the directors from time to time may in their discretion elect or appoint. The corporation may also have such agents as the directors from time to time may in their discretion appoint. The president, the chairman of the board and the vice-chairman of the board, if any, shall be elected from the board of directors, but need not be shareholders. No other officer need be a director or shareholder. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two (2) or more offices may be held in the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

     4.2 Powers. Subject to law, to the articles of organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

     4.3 Election. The chairman of the board, the president, the treasurer, the clerk and the secretary shall be elected annually by the directors at their first meeting following the annual meeting of the shareholders. All other officers shall be elected or appointed from time to time as the directors may in their discretion determine.

     4.4 Tenure. Except as otherwise provided by law or by the articles of organization or by these By-Laws, the chairman of the board, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the shareholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the shareholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors.

     4.5 Chairman of the Board, Vice-Chairman of the Board, Chief Executive Officer and President. The chairman of the board shall preside at all meetings of the shareholders and of the directors at which he is present. The vice-chairman of the board, if there is such a position, shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the directors at which he is present. The chairman and vice-chairman shall each advise with and make his counsel available to the other officers of the corporation and each shall have such other duties and powers as shall be prescribed from time to time by the directors.

     The chief executive officer shall, subject to the direction of the directors, have general charge of the property and business of the corporation and of all operations, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen, clerks, workmen and other subordinate employees of the corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

     The president, subject to the direction of the directors and of the chairman of the board, shall direct and supervise the administration of the business and affairs of the corporation and shall have such other duties and powers as shall be prescribed from time to time by the directors.

     4.6 Vice Presidents. The vice presidents shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the chief executive officer. The directors or the chief executive officer may from time to time designate one (1) or more vice presidents as executive vice president, financial vice president, administrative vice president, senior vice president, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation. In the event of the death or disability of the president, the vice president designated by the directors or the chief executive officer, or in the absence of such designation, the vice presidents in the order of their rank, shall perform all the duties of the president, and when so acting shall have all the powers of the president.

     4.7 Treasurer and Assistant Treasurers. The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the directors or the chief executive officer. The treasurer shall report to the directors but in the ordinary conduct of the company’s business shall be under the supervision of the chief executive officer or such other officer as the directors from time to time may determine.

     Any assistant treasurers shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the treasurer, and shall be responsible to and shall report to the treasurer.

     4.8 Clerk and Assistant Clerk. The clerk shall keep a true record of all proceedings of the shareholders. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the directors. In the absence of the clerk from any meeting of shareholders (or directors, if there is no secretary), an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each. Any assistant clerk shall have such duties and powers as shall be prescribed from time to time by the directors.

     4.9 Secretary and Assistant Secretaries. The secretary shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

     Any assistant secretaries shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the secretary, and shall be responsible to and shall report to the secretary.

SECTION 5. Resignations and Removals

     Any director or officer may resign at any time by delivering his resignation in writing to the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office only (a) if Section 8.06 is then applicable to the corporation, for cause by the shareholders by the affirmative vote of a majority of the shares outstanding and entitled to vote in the election of directors or with or without cause by vote of a majority of the directors then in office or (b) if Section 8.06 is not then applicable to the corporation, with or without cause by vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, or for cause by vote of a majority of the directors then in office.

     The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6. Vacancies

     Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled (a) if Section 8.06 is then applicable to the corporation, only by the directors by vote of a majority of the directors then in office and (b) if Section 8.06 is not then applicable to the corporation, by the shareholders or, in the absence of shareholder action, by the directors by vote of a majority of the directors then in office. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the clerk, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers not withstanding the existence of one or more vacancies in their number.

SECTION 7. Capital Stock

     7.1 Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the articles of organization.

     7.2 Fractional Shares. The corporation may issue fractional shares and may issue in lieu thereof scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share or an uncertificated share upon surrender of such scrip aggregating a full share. The terms and conditions and manner of issue of such scrip shall be fixed by the directors.

     7.3 Stock Certificates. Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall be prescribed from time to time by the directors; provided, however, that pursuant to Section 7.4 of these By-Laws, the board of directors may provide that some or all of the shares of any or all of the corporation’s classes or series shall be uncertificated shares, in which case the holders of such shares will not be entitled to certificates with respect to such shares, unless a holder requests a certificate with respect to such shares. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the corporation and that it is organized under the laws of The Commonwealth of Massachusetts, (b) the name of the person to whom issued, and (c) the number and class of shares and the designation of the series, if any, the certificate represents, or any other items required by law. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the board of directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer, or any two officers designated by the board of directors. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

     7.4 Uncertificated Shares. The board of directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until such certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder any written statement of information required by Chapter 156D of the General Laws of Massachusetts.

     7.5 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate or uncertificated shares may be issued in place thereof, upon such terms as the directors may prescribe.

SECTION 8. Transfer of Shares of Stock

     8.1 Transfer of Books. Subject to the restrictions, if any, stated or noted on the stock certificates or in the case of uncertificated shares, on any written statement of information pertaining to such shares required by Chapter 156D of the General Laws of Massachusetts, shares of stock may be transferred on the books of the corporation (a) in the case of shares represented by certificates, by the surrender to the corporation or its transfer agent of the certificates therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require, or (b) in the case of uncertificated shares, by delivery of duly executed instructions or in any other manner the corporation may specify.

     8.2 Record Holder. Except as may be otherwise required by law, the articles of organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     It shall be the duty of each shareholder to notify the corporation of his post office address.

     8.3 Record Date and Closing Transfer Books. The directors may fix in advance a time, not more than sixty (60) days before the date of any meeting of shareholders or the date for payment of any dividend or making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the directors may for any of such purposes close the transfer books for all or any part of such period.

SECTION 9. Indemnification of Directors and Officers

     9.1 General. Subject to the provision of this Section and any limitations imposed by law, the corporation shall indemnify its directors and officers against all expenses incurred by them in connection with any proceeding in which they are involved by reason of their serving in such capacities except that (a) no indemnification shall be provided for any director or officer with respect to any matter as to which he shall have been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful, and (b) no indemnification shall be provided for any director or officer with respect to a proceeding by or in the right of the corporation in which he is adjudicated to be liable to the corporation. Such indemnification may be provided to an officer or director in connection with a proceeding in which it is alleged that he received an improper personal benefit by reason of his position, regardless of whether the claim involves his services in such capacity, subject to the foregoing limitation, unless it shall have been determined that an improper personal benefit was received by the director or officer. Except as provided in Section 9.2, indemnification under this Section 9 shall be authorized in each case as determined by the board of directors, which may act notwithstanding that one or more of its members are parties to the proceeding in question or otherwise have an interest in such indemnification.

     9.2 Mandatory Indemnification. Notwithstanding any contrary provisions of this Section, if a director or officer of the corporation has been wholly successful on the merits in defense of any proceeding in which he was involved by reason of his position or as a result of his serving in such capacity (including the termination of investigative or other proceedings without a finding of fault on the part of the director of officer), he shall be indemnified by the corporation against all expenses incurred by him in connection therewith.

     9.3 Definitions. For purposes of this Section 9:

          (a) A “director” or “officer” means any person serving in an office filled by appointment or election by the directors or the shareholders and also includes (i) a director or officer of the corporation serving at the request of the corporation as a director, officer, employee, trustee, partner or other agent of another organization, (ii) any person who formerly served as a director or officer, and (iii) the heirs or personal representatives of such persons;

          (b) “Expenses” means all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred in defense of a proceeding or in successfully seeking indemnification under Section 9.2 hereof, and any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

          (c) A “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

     9.4 Advances. Except as limited by law, expenses incurred by a director or officer in defending any proceeding in which he is involved by reason of serving in such capacities may be paid by the corporation in advance of final disposition of the proceeding upon receipt of his written undertaking to repay such amount if it is ultimately determined that he is not eligible to be indemnified, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of such persons to make repayment; provided, that no such advance payment shall be made if it is determined by the board of directors on the basis of the circumstances known at the time (without further investigation) that said director or officer will ultimately be ineligible to be indemnified under this Section 9.

     9.5 Settlement Proceedings. If a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer, (a) no indemnification shall be provided to him with respect to a proceeding by or in the right of the corporation unless the board of directors determines in its discretion that indemnification is appropriate under the circumstances, and (b) no indemnification shall be provided to him with respect to any other type of proceeding if it is determined by the board of directors that said director or officer is ineligible to be indemnified under this Section 9. The determination by the board of directors in each case shall be made on the basis of the circumstances know to it at that time without further investigation.

     9.6 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any liability or cost incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or cost.

     9.7 Employee Benefit Plans. If the corporation or any of its directors or officers sponsors, undertakes or incurs any responsibility as a fiduciary with respect to an employee benefit plan, then, for purposes of indemnification of such person under this Section (a) a “director” or “officer” shall be deemed to include any director or officer of the corporation who serves at its request in any capacity with respect to said plan, (b) such director or officer shall be deemed not to have failed to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith and in the reasonable belief that his action was in the best interest of the participants or beneficiaries of said plan, and (c) “expenses” shall be deemed to include any taxes or penalties assessed on such director or officer with respect to said plan under applicable law.

     9.8 Other Provisions. The provisions of this Section 9 shall not be construed to limit the power of the corporation to indemnify its officers or directors to the full extent permitted by law and enter specific agreements or arrangements for this purpose. In addition, the corporation shall have power to indemnify any of its agents or employees who are not directors or officers on any terms consistent with law which it deems to be appropriate.

     9.9 Amendment. The provisions of this Section 9 may be amended or repealed by the shareholders; however, no such amendment or repeal which adversely affects the rights of a director or officer under this Section 9 with respect to his acts or omissions at any time prior to such amendment or repeal, shall apply to him without consent.

SECTION 10. Corporate Records

      10.1 Records to be Kept.

          (a) The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

          (b) The corporation shall keep within the Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent:

               (i) its articles or restated articles of organization and all amendments to them currently in effect;

               (ii) its by-laws or restated by-laws and all amendments to them currently in effect;

              (iii) resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

              (iv) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

             (v) all written communications to shareholders generally within the past three (3) years, including the financial statements furnished under Section 16.20 of Chapter 156D of the Massachusetts General Laws for the past three (3) years;

              (vi) a list of the names and business addresses of its current directors and officers; and

              (vii) its most recent annual report delivered to the Secretary of the Commonwealth of Massachusetts.

     10.2 Inspection of Records by Shareholders.

          (a) A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 10.1(b), copies of any of the records of the corporation described in said Section if he or she gives the corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy.

          (b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this Section 10.2 and gives the corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy:

               (i) excerpts from minutes reflecting action taken at any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 10.2;

               (ii) accounting records of the corporation, but if the financial statements of the corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

               (iii) the record of shareholders described in Section 10.1(a).

          (c) A shareholder may inspect and copy the records described in Section 10.2(b) only if:

               (i) his or her demand is made in good faith and for a proper purpose;

               (ii) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

               (iii) the records are directly connected with his or her purpose; and

               (iv) the corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the corporation in the conduct of its business.

          (d) For purposes of this Section 10.2, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

     10.3 Scope of Inspection Right.

           (a) A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.

           (b) The corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 10.2 by furnishing to the shareholder copies by photocopy or other means chosen by the corporation including copies furnished through an electronic transmission.

          (c) The corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

          (d) The corporation may comply, at its expense, with a shareholder’s demand to inspect the record of shareholders under Section 10.2(b)(iii) by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.

          (e) The corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

     10.4 Inspection of Records by Directors. A director is entitled to inspect and copy the books, records and documents of the corporation at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the corporation.

SECTION 11. Miscellaneous

     11.1 Corporate Seal. The seal of the corporation shall, subject to alteration by the directors, consist of a flat faced circular die with the words “Massachusetts” and “Corporate Seal”, together with the name of the corporation and the year of its organization, cut or engraved thereon.

     11.2 Execution of Papers. Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chief executive officer.

     11.3 Voting of Securities. Unless otherwise provided by the board of directors, the chairman of the board, president or treasurer each may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney-in-fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or stockholders of any other corporation or organization, any of whose securities are held by this corporation.

     11.4 Fiscal Year. Except as from time to time provided by the board of directors, the fiscal year of the corporation shall end on the 31st day of December.

     11.5 Control Share Acquisition. Until such time as this Section 11.5 shall be repealed or these By-Laws shall otherwise be amended to provide otherwise, in each case in accordance with Section 12 of these By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws (“Chapter 110D”) shall not apply to “control share acquisitions” of the corporation within the meaning of Chapter 110D.

SECTION 12. Amendments

     These By-Laws may be altered, amended or repealed at any annual or special meeting of the shareholders called for the purpose by vote of the shareholders entitled to vote on the matter of the proposed alteration, amendment or repeal, and the sections to be affected thereby. If authorized by the articles of organization, these By-Laws may also be altered, amended or repealed by vote of the majority of the directors then in office, except that the directors shall not amend the By-Laws in a manner which:

          (a) Alters or abolishes any preferential right of stock of a series with shares already outstanding;

          (b) Creates, alters or abolishes any right in respect of redemption of stock of a series with shares already outstanding;

          (c) Creates or alters any restriction on transfer applicable to stock of a series with shares already outstanding;

          (d) Excludes or limits the right of a shareholder of a series with shares already outstanding to vote on a matter;

          (e) Alters the provisions for indemnification of directors or affects the powers of directors or officers to contract with the corporation.

     Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the shareholders in the above manner.